UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2017

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2017, Sage Therapeutics, Inc. (the “Company”) elected Asha Nayak, M.D., Ph.D., to the Board of Directors of the Company. Dr. Nayak was elected as a Class III director, and will serve until the Company’s annual meeting of stockholders in 2020 or until her successor is duly elected and qualified or her earlier resignation or removal. Dr. Nayak was elected to the Nominating and Corporate Governance Committee of the Board of Directors, until her earlier resignation and removal or, if earlier, until such time as she is no longer a member of the Board of Directors.

Dr. Nayak currently serves as chief medical officer at Intel Corporation where she guides its healthcare investment strategy and provides clinical and business leadership to Intel’s broad spectrum of healthcare programs. Dr. Nayak served as co-principal investigator on four clinical studies that demonstrated the value of Intel technologies in the areas of oncology and preventative cardiology. Before joining Intel, she was vice president at New Leaf Venture Partners, guiding its investments in the medical device sector. Earlier, Dr. Nayak created and led several new therapy programs at Medtronic. Now, and throughout her career, Dr. Nayak maintains an active clinical practice at the Stanford VA emergency department. She is the inventor on numerous patents and is published in several textbooks and peer-reviewed journals. Dr. Nayak holds an M.D. and Ph.D. in neuroscience from the University of Colorado and completed internal medicine residency and Biodesign Innovation Fellowship programs at Stanford University.

As a non-employee director, Dr. Nayak will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. There are no arrangements or understandings between Dr. Nayak and any other person pursuant to which Dr. Nayak was selected as a director, and there are no transactions between Dr. Nayak and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On November 8, 2017, the Company issued a press release announcing the election of Dr. Nayak to the Board of Directors of the Company. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Sage Therapeutics, Inc. on November 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2017	SAGE THERAPEUTICS, INC.

	By:	/s/ Anne Marie Cook
Anne Marie Cook
Senior Vice President, General Counsel